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                                MERGER AGREEMENT

     THIS MERGER AGREEMENT is made as of January 29, 1996 by and among Tara Products, Inc. ("Merger Sub"), an Illinois corporation and the wholly-owned subsidiary of Total Control Products, Inc., an Illinois corporation ("Parent"), Parent, Cincinnati/Dynacomp, Inc., an Ohio corporation (the "Company"), and each of the stockholders (collectively, "Sellers" and individually, a "Seller") of the Company, who are listed on EXHIBIT A attached hereto.

     WHEREAS, the Board of Directors of each of Parent and the Company have determined that a business combination between Merger Sub and the Company is in the best interests of their respective companies and stockholders, and accordingly have agreed to effect the merger provided for herein upon the terms set forth herein; and

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     1.1. THE MERGER. At the Effective Time (as defined in Section 1.3 of this Agreement), the Company shall be merged with and into Merger Sub in accordance with the laws of the States of Ohio and Illinois and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of the Company shall cease, and Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation").

     1.2. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Taft Stettiniuos & Hollister, 425 Walnut, Cincinnati, Ohio at 10:00 a.m. on the date hereof. At the Closing, the Sellers shall deliver to Merger Sub certificates evidencing all outstanding shares of common stock, $0.01 par value per share, of the Company for exchange into the consideration described below (together with all rights then or thereafter attaching thereto) duly endorsed in blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer. The consideration to be paid to the stockholders of the Company who do not deliver their respective stock certificates to Parent at Closing shall be held in escrow by Parent until such time as such certificates, duly endorsed in blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer, are delivered to Parent after Closing. The Company and each of John Sheridan ("Sheridan"), Dave Flemming, Vern Dahl and Dennis Kehoe shall also enter into employment agreements in the form attached hereto as EXHIBITS B, C, D, AND E, respectively (the "Employment Agreements"). The parties shall also deliver such other documents (including merger certificates, incumbency certificates, good standing certificates, lien searches and resignations) as are reasonably required or requested in order to effectuate the consummation of the transaction contemplated hereby. All documents to be delivered by a party shall be in form and substance reasonably satisfactory to the other party and its counsel.

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     1.3. EFFECTIVE TIME.  The parties hereto shall cause certificates of merger to be properly executed and filed in accordance with the laws of the States of Ohio and Illinois and the terms of this Agreement as soon as practicable after the Closing. The parties hereto shall also take such further actions as may be required under the laws of the States of Ohio and Illinois in connection with the consummation of the Merger. The Merger shall become effective at such time as the certificates of merger are duly filed with the Secretary of State of the States of Ohio and Illinois or at such later time as is specified in the certificates of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under applicable law.

     1.4. CONVERSION OF SHARES.

     (a) At the Effective Time: (i) each share of Common Stock, no par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of Common Stock, no par value per share, of the Surviving Corporation; and (ii) each share of Common Stock, par value $0.01 per share (the "Company Stock"), of the Company outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive $195.58 in cash; provided, however, that in connection with the Merger, Sheridan shall receive 50,001 shares of common stock, no par value per share, of Parent ("Parent Stock") and $35,683.62 in cash in exchange for his shares of Company Stock.

     (b) As a result of the Merger and without any action of the part of the holder thereof, at the Effective Time, all shares of Company Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Stock shall thereafter cease to have any rights with respect to such shares of Company Stock, except for the right to receive, without interest, the consideration set forth in this Section 1.4 and
Section 1.5. Each share of Company Stock held by the Company as treasury stock shall be canceled, and no payment shall be made with respect thereto.

     1.5. ADDITIONAL PAYOUT.

     (a) DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings: (i) "Actual Sales" means the actual sales by the Surviving Corporation of Products (net of returns, allowances and discounts) during calendar years 1996 and 1997, as determined from the Surviving Corporation's internal accounting records; (ii) "Base Sales" means the target net sales of Products by the Surviving Corporation during calendar years 1996 and 1997 as set forth on EXHIBIT F attached hereto; and (iii)"Products" means the products set forth on EXHIBIT G attached hereto.

     (b) CONTINGENT CONSIDERATION. During calendar years 1996 and 1997, (i) for the first one million dollars ($1,000,000) by which Actual Sales during each such calendar year exceeds Base Sales for each such calendar year, the Surviving Corporation shall pay Sellers an aggregate

                                       2

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amount equal to ten percent (10%) of such excess; and (ii) to the extent that
Actual Sales during each such calendar year exceeds the sum of Base Sales for each such calendar year plus $1,000,000, the Surviving Corporation shall pay Sellers an aggregate amount equal to four percent (4%) of such excess (collectively, the "Contingent Consideration").

     (c) PAYMENT OF CONTINGENT CONSIDERATION. As soon as practicable after the close of the Surviving Corporation's books for calendar years 1996 and 1997, but in any event, no later than 90 days after the end of each such calendar year, the Surviving Corporation will determine the final aggregate amount of the Contingent Consideration, if any, for such preceding calendar year based upon the Surviving Corporation's internal accounting records, and shall notify Sellers in writing of the amount of Contingent Consideration, if any (the "Contingent Notice"). Sellers may, within forty-five (45) days after receipt of the Contingent Notice, deliver to the Surviving Corporation written notice (the "Dispute Notice") identifying any dispute that Sellers may have with respect to the amount set forth in the Contingent Notice. If a Dispute Notice is not delivered by Sellers to the Company within such forty-five day period, the amount of the Contingent Consideration, if any, set forth in the Contingent Notice shall be final and binding on the parties hereto. Within fifteen (15) days following the Surviving Corporation's receipt of a Dispute Notice, the Surviving Corporation and Sellers shall in good faith attempt to agree upon the Contingent Consideration, if any, for such calendar year. If the Surviving Corporation and Sellers cannot agree to the amount of the Contingent Consideration, if any, for such calendar year, they shall jointly submit their dispute to the Cincinnati, Ohio office of Coopers & Lybrand (the "Arbiter") for final determination, whose determination shall be made within ninety (90) days of the date the dispute is submitted to the Arbiter. The fees and expenses of the Arbiter shall be shared equally between the Surviving Corporation and Sellers. The Arbiter's determination as to the amount of Contingent Consideration for such calendar year shall be final and binding on the parties hereto. The Contingent Consideration awarded to Sellers in respect of any particular calendar year shall be paid to Sellers within fifteen days of the final determination of the Contingent Consideration, if any, without interest. Each Seller shall be entitled to receive a pro rata portion of the aggregate amount of Contingent Consideration payable to Sellers based upon each Seller's pro rata ownership interest in the Company as set forth on EXHIBIT A attached hereto. In connection with the determination of the Contingent Consideration, Parent and the Surviving Corporation shall give Sellers and the Arbiter, as applicable, reasonable access to the portion of its books and records which are relevant to the calculation of the Contingent Consideration during normal business hours upon reasonable advance notice.

     (d) PAYMENT OF CONTINGENT CONSIDERATION TO SHERIDAN. Notwithstanding anything to the contrary contained in this Section 1.5, as Contingent Consideration for calendar years 1996 and 1997, Sheridan shall receive a number of shares of Parent Stock equal to the following fraction (rounded to the nearest whole share): the Contingent Consideration Sheridan is entitled to receive with respect to such calendar year divided by the Fair Market Value of each share of Parent Stock (as determined pursuant to the terms of Section 4.8 hereof).

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                                   ARTICLE 2

             CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION

     2.1. CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     2.2. BY-LAWS OF THE SURVIVING CORPORATION. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     2.3. DIRECTORS OF THE SURVIVING CORPORATION. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until their successors are duly appointed or elected in accordance with applicable law.

     2.4. OFFICERS OF THE SURVIVING CORPORATION. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until their successors are duly appointed or elected in accordance with applicable law.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Each of Parent and Merger Sub represent and warrant to Sellers as follows:

     (a) ORGANIZATION. Parent and Merger Sub are each corporations duly organized, existing and in good standing, under the laws of the State of Illinois. To the best of Parent's and Merger Sub's knowledge, Each of Parent and Merger Sub have full corporate power and authority to carry on their respective businesses as such businesses are now being conducted.

     (b) POWER, AUTHORITY AND ENFORCEABILITY. Each of Parent and Merger Sub has full corporate power and authority to enter into and perform this Agreement and all agreements to be executed and delivered by Parent and/or Merger Sub at the Closing in connection herewith, including, without limitation, the Employment Agreements (collectively, "Parent's Ancillary Documents"). The execution and delivery by each of Parent and/or Merger Sub of this Agreement and Parent's Ancillary Documents and the performance by each of Parent and Merger Sub of their respective obligations hereunder and thereunder have been duly authorized and approved by all requisite corporate action. This Agreement is, and when executed and delivered, Parent's Ancillary Documents will be, the binding obligation of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub, as the case may be, in accordance with

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their respective terms.  This Agreement has been, and when executed and delivered, Parent's Ancillary Documents will be, duly executed and delivered by a duly authorized officer of Parent and/or Merger Sub, as the case may be.

     (c) CONSENTS. To the best of Parent's and Merger Sub's knowledge, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by Parent or Merger Sub of the transaction contemplated by this Agreement or by Parent's Ancillary Documents.

     (d) NO VIOLATION. To the best of Parent's and Merger Sub's knowledge, neither the execution and delivery of this Agreement or Parent's Ancillary Documents by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transaction contemplated hereby or thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Parent's or Merger Sub's Articles of Incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award or agreement binding on Parent or Merger Sub.

     (e) NO DEFAULT. To the best of Parent's and Merger Sub's knowledge, neither Parent nor Merger Sub is a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Parent or Merger Sub according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by Parent or Merger Sub according to the terms of this Agreement may be prohibited, prevented or delayed.

     (f) CAPITAL STOCK OF PARENT. The authorized capital stock of Parent consists of a single class of 7,500,000 shares of common stock, no par value, of which 1,540,692 shares of Parent Stock are issued and outstanding. There are no shares of capital stock of Parent of any other class authorized, issued or outstanding. All of the issued and outstanding shares of Parent Stock have been validly issued, are fully paid and nonassessable. Except for a convertible debenture held by F. Quinn Stephan and certain options issued to certain employees of Parent under Parent's 1993 Incentive Stock Option Plan, there are no subscriptions, options or warrants outstanding to subscribe or purchase Parent Stock.

     (g) FINANCIAL STATEMENTS. Complete and accurate copies of the audited balance sheets, statements of income, retained earnings, cash flows and notes to financial statements (together with any supplementary information thereto) of Parent as of and for the year ended March 31, 1995 have been previously delivered to the Company and Sellers or made available for each of their review. The financial statements described in the preceding sentence are hereinafter referred to as the "Parent Financial Statements". The Disclosure Schedule also contains complete and accurate copies of the unaudited balance sheet and statements of income, retained earnings and cash flows of Parent as of and for the nine month period ended December 31, 1995. The financial statements described in the preceding sentence are referred to herein as the "Parent Interim Financial Statements". To the best of Parent's and Merger Sub's knowledge, the Parent Financial

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Statements and the Parent Interim Financial Statements present accurately and completely, in all material respects, the financial position of Parent as of the dates thereof and the results of operations and cash flows of Parent for the periods covered by said statements, all in accordance with GAAP consistently applied, except that the Parent Interim Financial Statements omit footnote disclosures and do not reflect normal year end adjustments.

     (h) LIABILITIES. To the best of Parent's and Merger Sub's knowledge, neither Parent nor Merger Sub have any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities") except for: (i) Liabilities provided for or reserved against in the Parent Financial Statements or the Parent Interim Financial Statements; (ii) Liabilities which have been incurred by Parent or Merger Sub subsequent to December 31, 1995 in the ordinary course of Parent's or Merger Sub's business and consistent with past practice; (iii) Liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which Parent or Merger Sub is bound and which was entered into in the ordinary course of Parent's or Merger Sub's respective businesses and consistent with past practices; (iv) Liabilities under the executory portion of Permits (as herein defined), Environmental Permits (as herein defined), licenses and governmental directives and agreements issued to, or entered into by, Parent or Merger Sub in the ordinary course of business; and
(v) Liabilities resulting from industry or economic trends generally. To the best of Parent's and Merger Sub's knowledge, none of the Liabilities described in subparagraphs (i) through (v) of this paragraph (h) relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against Parent or Merger Sub or any claim or lawsuit involving Parent or Merger Sub.

     (i) PARENT COMMON STOCK. The issuance and delivery by Parent of shares of Parent Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     (j) BROKERAGE FEES. Other than the fee to be paid by Parent to Mike Blitzer & Associates in connection with the transaction contemplated by this Agreement, to the best of Parent's and Merger Sub's knowledge, neither Parent, Merger Sub, nor any of their respective Affiliates (as defined below) has dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other. As used herein, an "Affiliate" is any person or entity which controls a party to this Agreement, which that party controls, or which is under common control with that party. For purposes of the preceding sentence, the term "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS. The Company and each Seller represent and warrant to Parent and Merger Sub that, except as set forth in the schedule delivered by the Company to Parent and Merger Sub concurrently herewith and identified as the "Disclosure Schedule":

     (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. To the best knowledge of the Company and each Seller, the Company has full corporate power and authority to carry on its business as such business is now being conducted.

     (b) FOREIGN QUALIFICATION. To the best knowledge of the Company and each Seller, the Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions which require such qualification, except where the failure to so qualify would not have a material adverse effect on the business operations of the Company. To the best knowledge of the Company and each Seller, all jurisdictions in which the Company is qualified as a foreign corporation are set forth in Section 2.2(b) of the Disclosure Schedule.

     (c) POWER, AUTHORITY AND ENFORCEABILITY OF COMPANY. The Company has full power and authority to enter into and perform this Agreement and all agreements executed and delivered by the Company at the Closing in connection herewith ("Company's Ancillary Documents"). The execution and delivery by the Company of this Agreement and Company's Ancillary Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized and approved by the Board of Directors of the Company and unanimously by the stockholders of the Company (other than by Ron Smith). The Agreement is, and when executed and delivered, Company's Ancillary Documents will be, the binding obligations of the Company enforceable against the Company in accordance with their respective terms. This Agreement has been, and when executed and delivered, Company's Ancillary Documents will be duly executed and delivered by a duly authorized officer of the Company.

     (d) POWER, AUTHORITY AND ENFORCEABILITY OF SELLERS. Each Seller has full power and authority to enter into and perform this Agreement and all agreements executed and delivered by such Seller at the Closing in connection herewith, including, without limitation, the Employment Agreements ("Sellers' Ancillary Documents"). The Agreement is, and when executed and delivered, Sellers' Ancillary Documents will be, the binding obligation of each Seller, as appropriate, enforceable against such Seller, as appropriate, in accordance with their respective terms.

     (e) NO CONSENT OF COMPANY. To the best knowledge of the Company, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by the Company of the transaction contemplated by this Agreement or by Company's Ancillary Documents.

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     (f)  NO CONSENT OF SELLERS.  To the best knowledge of each Seller, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body of the United States or any state or political subdivision thereof is required for or in connection with the consummation by any Seller of the transaction contemplated by this Agreement or by Sellers' Ancillary Documents.

     (g)  NO VIOLATION OF THE COMPANY.   To the best knowledge of the Company,
neither the execution and delivery of this Agreement or Company's Ancillary Documents by the Company, nor the consummation by the Company of the transaction contemplated hereby or thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's Articles of Incorporation or by-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Company is a party or by which the Company is bound.

     (h) NO VIOLATION BY SELLERS. To the best knowledge of each Seller, neither the execution and delivery of this Agreement or Sellers' Ancillary Documents by Sellers, nor the consummation by Sellers of the transaction contemplated hereby or thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which any Seller is a party or by which any Seller is bound.

     (i) ORGANIZATIONAL DOCUMENTS. To the best knowledge of the Company and each Seller, true and complete copies of the Articles of Incorporation and all amendments thereto, the by-laws as amended and currently in force, all stock records, and all corporate minute books and records of the Company, have been furnished for inspection to Parent. Said stock records accurately reflect the current stock ownership of the Company. To the best knowledge of the Company and each Seller, the corporate minute books and records of the Company contain true and complete copies of all resolutions adopted by the stockholders or the board of directors of the Company and any other action formally taken by them respectively as such.

     (j) CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of (a) 20,000 shares of Class A Common Stock, no par value per share, of which 5,113 shares of are issued and outstanding; and (b) 5,000 shares of Class B Preferred Stock, no par value per share, of which no shares of are
issued and outstanding.   There are no shares of capital stock of the Company of
any other class authorized, issued or outstanding. All of the issued and outstanding shares of Company Stock are owned beneficially and of record by Sellers. All of the issued and outstanding shares of Company Stock have been validly issued, are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue any securities of any kind.

     (k) OWNERSHIP OF CAPITAL The Sellers own the numbers of shares of Company Stock set forth opposite their respective names on EXHIBIT A, free and clear of all options, proxies, voting

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trusts, voting agreements, judgements, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, encumbrances, security interest and other encumbrances of every kind and nature whatsoever ("Claims").

     (l)  BOOKS AND RECORDS.   To the best knowledge of the Company and each
Seller, the Company's books, accounts and records are, and have been, maintained in the Company's usual, regular and ordinary manner and all transactions to which the Company is or has been a party are properly reflected therein.

     (m) FINANCIAL STATEMENTS. The Disclosure Schedule contains complete and accurate copies of the audited balance sheets, statements of income, retained earnings, cash flows and notes to financial statements (together with any supplementary information thereto) of the Company as of and for the years ended March 31, 1994 and 1995. The financial statements described in the preceding sentence are hereinafter referred to as the "Financial Statements". The Disclosure Schedule also contains complete and accurate copies of the unaudited balance sheet and statements of income, retained earnings and cash flows of the Company as of and for the eight month period ended November 30, 1995. The financial statements described in the preceding sentence are referred to herein as the "Interim Financial Statements". To the best knowledge of the Company and each Seller, the Financial Statements and the Interim Financial Statements present accurately and completely the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods covered by said statements. To the best knowledge of the Company and each Seller, the Financial Statements have been prepared in accordance with GAAP consistently applied.

     (n)  LIABILITIES.    To the best knowledge of the Company and each Seller,
the Company has no obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet (all the foregoing herein collectively being referred to as the "Liabilities") except for: (i) Liabilities provided for or reserved against in the Financial Statements or the Interim Financial Statements; (ii) Liabilities which have been incurred by the Company subsequent to November 30, 1995 in the ordinary course of the Company's business and consistent with past practice;
(iii) Liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which the Company is bound and which was entered into in the ordinary course of the Company's business and consistent with past practice; (iv) Liabilities under the executory portion of Permits (as herein defined), Environmental Permits (as herein defined), licenses and governmental directives and agreements issued to, or entered into by, the Company in the ordinary course of business; and (v) Liabilities resulting from industry or economic trends generally. To the best knowledge of the Company and each Seller, none of the Liabilities described in subparagraphs (i) through (v) of this paragraph (n) relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against the Company or any claim or lawsuit involving the Company.

     (o) TITLE TO ASSETS. To the best knowledge of the Company and each Seller, the Company has good and indefeasible title to its assets, free and clear of any liens, claims,

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encumbrances and security interests, except for liens for non-delinquent taxes. To the best knowledge of the Company and each Seller, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Company's assets has been recorded, filed, executed or delivered.

     (p) INSURANCE. To the best knowledge of the Company and each Seller, the Disclosure Schedule contains a true and correct list and description (including coverages, deductibles and expiration dates) of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including, without limitation, those which pertain to the Company's assets, employees or operations. To the best knowledge of the Company and each Seller, all such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies.

     (q) BANK INFORMATION. To the best knowledge of the Company and each Seller, the Disclosure Schedule contains a list showing: (i) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box; (ii) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and
(iii) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the ordinary course of business.

     (r)(i) TAXES. As used in this Agreement, the following terms shall have the following meanings: (A) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; (B) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns; and (C) the term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

         (ii) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. An extension of time within which to file any Return which has not been filed has not been requested or granted.

        (iii) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date hereof, all applicable tax laws and agreements have been fully complied with, and all amounts required to be paid by the Company, to taxing authorities or others, on or before the date hereof have been paid.

         (iv) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company. The Disclosure Schedule sets forth (A) the taxable years of the Company as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements and the Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the Financial Statements and the Interim Financial Statements.

     (s) AFFILIATE TRANSACTIONS. To the best knowledge of the Company and each Seller, the Disclosure Schedule sets forth every business relationship (other than normal employment relationships) between the Company, on the one hand, and any of the Company's officers, directors, employees or stockholders or members of their families (or any entity in which any of them has a material financial interest, directly or indirectly), on the other hand. To the best knowledge of the Company and each Seller, none of said parties (other than the Company) owns any assets which are used in the Company's business, or is engaged in any business which competes with the Company's business.

     (t) INTERIM TRANSACTIONS. To the best knowledge of the Company and each Seller, since November 30, 1995, the Company has not:

          (i) sold, assigned, leased, exchanged, transferred or otherwise disposed of any of its assets or property, except for sales of inventory and cash applied in the payment of the Company's liabilities, in the usual and ordinary course of business consistent with the Company's past practices;

         (ii) suffered any casualty, damage, destruction or loss, or interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

        (iii) made or suffered any material change in the conduct or nature of any aspect of the business of the Company;

         (iv) waived any right or compromised any debt or claim arising out of the conduct of, or with respect to, the business of the Company, except in the usual and ordinary course of business consistent with the Company's past practices;

          (v) made (or committed to make) capital expenditures in an amount which exceeds $10,000 for any item or $25,000 in the aggregate;

        (vi)  made any change in accounting methods or principles;

        (vii) discharged or prepaid any liability, except in the usual and ordinary course of business in accordance with past practices;

       (viii) borrowed any money or issued any bonds, debentures, notes or other corporate securities, including without limitation, those evidencing borrowed money, except that the gross borrowings under the Company's revolving line of credit with Provident Bank have not increased by more than $300,000 since November 30, 1995 or trade debt incurred by the Company in the usual and ordinary course of business in accordance with past practices;

         (ix) increased the compensation payable to any employee, except for normal increases in the ordinary course of business consistent with past practices;

          (x) hired or terminated any employee who has an annual salary in excess of $20,000, or employees with aggregate annual salaries or wages in excess of $50,000;

         (xi)  issued or sold any securities of any class;

        (xii) paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class; or

       (xiii) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by Sellers into this Agreement or their consummation of the transaction contemplated hereby).

     (u) MATERIAL ADVERSE CHANGE. To the best knowledge of the Company and each Seller, since November 30, 1995, the Company has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company, including, without limiting the generality of the foregoing, the existence or threat of a labor dispute, or any material adverse change in, or loss of, any relationship between the Company and any of its customers, suppliers or key employees.

     (v) CONTRACTS. The Disclosure Schedule correctly and completely lists and describes all contracts, leases, and agreements to which the Company is a party and which relates to: employment and employment related agreements; covenants not to compete; collective bargaining agreements; loan agreements; notes; security agreements; sales representative, distribution, franchise, advertising and similar agreements; leases and subleases of personal property or Leased Premises (as herein defined); license agreements; purchase orders and purchase contracts and sales orders and sales contracts in excess of $100,000 and to the best knowledge of the Company and each Seller, computer generated lists for such orders and contracts under $100,000. To the best knowledge of the Company and each Seller, all contracts, leases and other instruments referred to in this paragraph (v) are in full force and binding upon the parties thereto. To the best knowledge of the Company and each Seller, no default by the Company has occurred thereunder and no default by the other contracting parties has occurred thereunder. To the best knowledge of the Company and each Seller, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by the Company thereunder.

     (w) NO DEFAULTS BY COMPANY. To the best knowledge of the Company, the Company is not a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Company of this Agreement may be prohibited, prevented or delayed.

     (x) NO DEFAULTS BY SELLERS. To the best knowledge of each Seller, none of the Sellers is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Sellers according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Company of this Agreement may be prohibited, prevented or delayed.

     (y) PERMITS. To the best knowledge of the Company and each Seller, the Disclosure Schedule contains a true and correct copy of every license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to the Company, and every agreement with governmental authorities (Federal, state, local or foreign) entered into by the Company, which is in effect or has been applied for or is pending (the "Permits"). Such Permits constitute all licenses, permits, registrations, approvals and agreements and consents which are required in order for the Company to conduct its business as presently conducted.

     (z) EMPLOYEE BENEFITS. (i) Neither the Company nor any corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company, within the meaning of Section 414 of the Code ("Related Company"), maintains, contributes to or has any liability under, or at any time maintained, contributed to or had any liability under, nor do the employees of the Company or any Related Company receive or expect to receive as a condition of employment: (A) any non-qualified deferred compensation or retirement plans or arrangements; (B) any qualified defined contribution retirement plans or arrangements; (C) any qualified defined benefit pension plan; (D) any other plan, program, agreement or arrangement under which former employees of the Company or its beneficiaries are entitled, or current employees of the Company will be entitled following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or (E) any other employee benefit, health, welfare, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement or policy, except in each case as described in the Disclosure Schedule. All such plans shall be referred to collectively as "Plans", and any such plans which are employee pension benefit plans within the meaning of Section 3(2) of ERISA shall be referred to as "Pension Plans" and any such plans which are employee welfare benefit plans within the meaning of Section 3(1) of ERISA shall be referred to as "Welfare Plans".

          (ii) The Plans, and all related trusts, insurance contracts or other funding arrangements or vehicles, comply in all respects, and have been maintained in compliance, with the requirements of ERISA, the Code, other Federal statutes and applicable state law (including, without limitation, state insurance law, except where preempted by ERISA). The Pension Plan, which is intended to be qualified is a Prototype Standardized Profit Sharing Plan with CODA for which the Plan Sponsor has obtained an Opinion Letter from the Internal Revenue Service ("IRS") dated February 8, 1993, has been timely adopted by the Company. All required reports, notices and descriptions with respect to the Plans have been appropriately filed or distributed (including without limitation IRS Forms 5500 Annual Reports, summary plan descriptions, summary annual reports and any notice of plan amendment which is required prior to the effectiveness of such amendments) and all required surety bonds have been properly and timely purchased and maintained . The costs of administering the plans, including fees for the trustees and other service providers which are customarily paid by the Company, have been paid prior to the date hereof.

          (iii) With respect to all Pension Plans of the Company and any qualified employee pension benefit plan of a Related Company ("Related Company Pension Plan"), all required contributions for all Plan years ending prior to the date hereof have been made. Contributions with respect to all current Plan years (i.e. from the first day of the current plan year to the date hereof) have been made or accrued prior to the date hereof by Company in accordance with the terms of the plan and past practice, with respect to each Pension Plan which is a qualified defined contribution plan. With respect to all other Plans, all required or recommended (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the financial statements. All of the Welfare Plans are fully insured. None of the Plans has any material unfunded liabilities which are not reflected on the Financial Statements and with respect to the Pension Plans, except as set forth on the Disclosure Schedule, none of the Plans is a "top-heavy" plan, as defined in Section 416 of the Code. The Company has no plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

          (iv) There have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code for which there is or may be any liability under Section 4975 of the Code with respect to any of the Pension Plans or the Welfare Plans or any parties in interest or disqualified persons with respect to such Plans, nor has there been any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending or threatened claims (other than routine claims for benefits), lawsuits, or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the plans or the assets of any of the trusts under any of the Plans and neither the Company nor any Seller has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations. Neither the Company nor its directors, officers, employees or any other "fiduciary", as such term is defined in
     Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code or failure to act in connection with the administration or investment of any Plan.

          (v) None of the Pension Plans is a defined benefit pension plan subject to Section 412 of the Code or Title IV of ERISA. Any Pension Plan which has been terminated has done so in compliance with ERISA and the Code, all required reports, certifications or notices, have been or will be appropriately filed or distributed and an application for a favorable determination letter has been or will be filed with the IRS.

          (vi) No employee of the Company currently participates in any "multiemployer plan" (as defined in Section 3(37) of ERISA or Section 414(f) of the Code) on account of such employee's employment with the Company, and no person may reasonably expect to participate in such a plan on account of such person's employment with the Company, nor does the Company or any Related Company have any obligation to contribute to or liability, potential liability or contingent liability (including without limitation liability for past due contributions) with respect to any multiemployer plan on behalf of any current or former employee. Neither the Company nor any Related Company has incurred any current or potential withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 thereof), as a result of a complete or partial withdrawal (or potential partial withdrawal) from any multiemployer plan.

          (vii) The Company has furnished the Parent with true and complete copies of: (A) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (B) the most recent determination letters received from the IRS regarding the Pension Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the IRS, the

     Department of Labor or any other governmental agency; (C) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; (D) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment management agreement thereunder and of any fiduciary insurance policies, surety bonds, rules, regulations or policies, of the trustees or of any committee thereunder; and (E) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent of distribution of such communications.

     (aa) EMPLOYEES. With respect to employees of the Company: (i) there are no pending or, to the best knowledge of the Company and each Seller, threatened unfair labor practice charges or employee grievance charges; (ii) there is no request for (or current) union representation, labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company and each Seller, threatened against or directly affecting the Company; (iii) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (iv) no employee or former employee has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company; (v) except as required by Section 4980B of the Code, the Company has no liability to provide medical benefits to former employees of the Company or their spouses or dependents; and (vi) the Disclosure Schedule contains a true and complete list of all employees who are employed by the Company as of December 31, 1995 and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans, Welfare Plans and Employee Benefit Plans), dates of employment and positions.

     (bb) LITIGATION. To the best knowledge of the Company and each Seller, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or threatened against the Company, or any of the Company's officers, directors or Affiliates, with respect to or affecting the Company's operations, business, products, sales practices or financial condition, or related to the consummation of the transaction contemplated hereby.

     (cc) WARRANTIES. To the best knowledge of the Company and each Seller, the Company has not made any written warranties (nor has any Seller made any oral warranties) with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof except as are described in the Disclosure Schedule.

     (dd) ARBITRATION AWARDS. To the best knowledge of the Company and each Seller, the Company is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

     (ee) COMPLIANCE WITH LAWS. To the best knowledge of the Company and each Seller, the Company is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute, or regulation of or agreement with, or Permit from, any Federal, state or local governmental authority (or to which the property, assets, personnel or business activities of the Company is subject or to which it, itself, is subject), including, without limitation, Federal, state or local laws, statutes and regulations relating to equal employment opportunities, fair employment practices, unfair labor practices, terms of employment, occupational health and safety, wages and hours, discrimination, and zoning ordinances and building codes. To the best knowledge of the Company and each Seller, copies of all notices of violation of any of the foregoing which the Company has received within the past three years are attached to the Disclosure Schedule.

     (ff) ENVIRONMENTAL LAWS. Both the Company and its assets and business are in compliance with all Environmental Laws (as herein defined) and Environmental Permits (as herein defined) and there are no Hazardous Materials (as herein defined) located on, in, or under any Real Estate, Leased Premises or any other real property that the Company's business was conducted on at any time prior to
the date hereof.   A copy of any written notice, citation, inquiry or complaint which the Company has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Schedule, and all violations alleged in said notices have been corrected. The Company possesses all Environmental Permits which are required for the operation of its business. Copies of all Environmental Permits issued to the Company are contained in the Disclosure Schedule. As used in this Agreement, (i) "Environmental Laws" means all current federal, state and local statutes, regulations, ordinances, rules, regulations, all court orders and decrees and arbitration awards, and the current common law, which pertain to environmental matters or contamination of any type whatsoever; (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; and (iii) "Hazardous Materials" means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise a hazardous substance, or is otherwise regulated, controlled or limited by any Environmental Law or for which a standard is set by any Environmental Law.

     (gg) REAL ESTATE. The Company does not own any real estate other than the premises identified in the Disclosure Schedule as being so owned (the "Real Estate"). The Disclosure Schedule accurately sets forth the street addresses and legal descriptions of the Real Estate. To the best knowledge of the Company and each Seller, the Company holds fee simple title to the Real Estate, subject only to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth in the Disclosure Schedule, none of which makes title to the Real Estate unmarketable and none of which are violated by the Company or will interfere with the Company's use thereof. To the best knowledge of the Company and each Seller, the Real Estate is not subject to any leases or tenancies. To the best knowledge of the Company and each Seller, the improvements on the Real Estate are in good operating condition and repair (ordinary wear and tear excepted). To the best knowledge of the Company and each Seller, no material expenditures are required to be made for the repair or maintenance of any improvements on the Real Estate.

     (hh) LEASED PREMISES. The Company does not lease any real estate other than the premises identified in the Disclosure Schedule as being so leased (the "Leased Premises"). To the best knowledge of the Company and each Seller, the Leased Premises are leased to the Company pursuant to written leases, true, correct and complete copies of which are attached to the Disclosure Schedule.
To the best knowledge of the Company and each Seller, no material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises. To the best knowledge of the Company and each Seller, the Company is not in default under any agreement relating to the Leased Premises nor is any other party thereto in default thereunder. To the best knowledge of the Company and each Seller, all options in favor of the Company to purchase any of the Leased Premises, if any, are in full force and effect.

     (ii) IMPROVEMENTS. To the best knowledge of the Company and each Seller, the buildings and other facilities located on the Real Estate and the Leased Premises are free of any latent structural or engineering defects known to the Company or any of Sellers.

     (jj) EQUIPMENT. To the best knowledge of the Company and each Seller, the furniture, fixtures, vehicles, machinery, shelving, racks, equipment, tools, dies, molds, jigs, fixtures and other tangible personal property (other than inventory) owned or leased by the Company and used in its operations (collectively, the "Equipment") constitutes all tangible personal property necessary in order for the Company to conduct its business as it has been conducted in the past. To the best knowledge of the Company and each Seller, all Equipment is in good operating condition and repair (ordinary wear and tear excepted). To the best knowledge of the Company and each Seller, the Disclosure Schedule contains a complete list of all leased Equipment.

     (kk) ACCOUNTS RECEIVABLE. To the best knowledge of the Company and each Seller, the reserve contained in the Financial Statements and the Interim Financial Statements for uncollectible accounts receivable is adequate. To the best knowledge of the Company and each Seller, all of such trade receivables arose out of bona fide, arms length transactions for the sale of goods or performance of services.

     (ll) INVENTORY. Neither the Company nor any Seller makes any express or implied warranty of any kind whatsoever with respect to the inventory of the Company, including, without limitation, any representation as to physical condition or value of such inventory. Parent and Merger Sub hereby acknowledge and agree that the inventory of the Company is being received "as is". ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INVENTORY OF THE COMPANY ARE EXPRESSLY EXCLUDED.

     (mm) INTELLECTUAL PROPERTY. To the best knowledge of the Company and each Seller, the Disclosure Schedule identifies all of the following which are used in the Company's business and in which the Company claims any ownership rights:
(i) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all common law Trademarks; (iii) all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights; and (v) all written licenses of rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, whether to or by the Company. The rights required to be so identified, together with all proprietary formulations, manufacturing methods, know-how and trade secrets of the Company which are material to the Company's business are referred to herein collectively as the "Intellectual Property".

     (nn) VIOLATION OF INTELLECTUAL PROPERTY RIGHTS. To the best knowledge of the Company and each Seller (i) the Company is the owner of or duly licensed to use each Trademark and its associated goodwill; (ii) each Trademark registration exists and has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company, and has been maintained in good standing; (iv) each copyright registration exists and is owned by the Company; (v) no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) neither the Company nor any of Sellers has any knowledge of any pending or threatened claim that any third party asserts ownership rights in any of the Intellectual Property; (vii) neither the Company nor any of Sellers has any knowledge of any pending or threatened claim that the Company's use of any Intellectual Property infringes any right of any third party; and (viii) neither the Company nor any of Sellers has any knowledge of any pending or threatened claim that any third party is infringing on any of the Company's rights in any of the Intellectual Property.

     (oo) INTERFERENCE WITH EMPLOYEES. To the best knowledge of the Company and each Seller, neither the Company nor any Seller has taken any actions which were calculated to dissuade any present employees, representatives or agents of the Company from continuing an association with the Company after the Closing.

     (pp) BROKERAGE COMMISSIONS. To the best knowledge of the Company and each Seller, neither Sellers, nor any of their Affiliates, nor the Company, have dealt with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transaction contemplated hereby or introducing the parties to each other.

     (qq) ADDITIONAL DISCLOSURES. To the best knowledge of the Company and each Seller, the representations and warranties of the Company and Sellers in this Agreement, and all representations, warranties and statements of Sellers or the Company contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not contain any misstatements of material fact or omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

     (rr) DOCUMENTS. To the best knowledge of the Company and each Seller, the copies of all documents furnished by the Sellers or the Company to Parent pursuant to or in connection with this Agreement are complete and accurate. To the best knowledge of the Company and each Seller, the Disclosure Schedule contains complete and accurate copies of all documents referred to therein. To the best knowledge of the Company and each Seller, the information contained in the Disclosure
Schedule is complete and accurate.

     3.3 SHERIDAN'S REPRESENTATION. Sheridan is acquiring the shares of Parent Stock for his own account for investment and with no present intention of distributing or reselling such shares or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Sheridan understands that shares of Parent Stock have not been registered under the Securities Act or any state securities laws and are being issued to Sheridan, in part, in reliance on the foregoing representation.

     3.4 DEFINITION OF KNOWLEDGE. For purposes of this Agreement, (a) the knowledge of Sellers and the Company shall be deemed to be limited to the actual knowledge of Sellers as of the date hereof, but without giving effect to imputed knowledge; and (b) the knowledge of Parent and Merger Sub shall be deemed to be limited to the actual knowledge of Nicholas Gihl, Julius Sparacino, Corby Neumann and Dennis Marrano as of the date hereof, but without giving effect to imputed knowledge.


                                    ARTICLE 4

                             POST-CLOSING AGREEMENTS

     4.1 POST-CLOSING AGREEMENTS. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article 4.

     4.2 INSPECTION OF RECORDS. Sellers, on the one hand, and Merger Sub and Parent, on the other hand, and their respective Affiliates, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to the Company available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the date hereof, with respect to all transactions of the Company occurring prior to and relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Company. As used in this Section 4.2, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

     4.3 USE OF TRADEMARKS. Sellers shall, and shall cause their respective Affiliates to, not use and shall not license or permit any third party to use, any name, slogan, logo or trademark which is similar or deceptively similar to any of the names or trademarks used in connection with the business of the Company.

     4.4 HIRING AWAY EMPLOYEES. For a period of two (2) years from the date hereof, Sellers shall, and shall cause their respective Affiliates to, not hire or offer to hire any salaried, technical or professional employees, representatives or agents of the Company.

     4.5 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to consummate the transactions contemplated by this Agreement and to otherwise comply with the terms of this Agreement.

     4.6 INJUNCTIVE RELIEF. Sellers specifically recognize that any breach of Sections 4.3 or 4.4 of this Agreement will cause irreparable injury to Parent and the Surviving Corporation and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Seller agrees that in the event of any such breach, Parent and the Surviving Corporation shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

     4.7 RELEASE. Each Seller hereby acknowledges that (a) the consideration to be received by Sheridan upon consummation of the Merger (the "Sheridan Consideration") is substantially different than the consideration to be received by each of the other Sellers upon consummation of the Merger; (b) since the value of Parent Stock is not readily determinable, the Sheridan Consideration may be proportionately greater than the consideration to be received by each of the other Sellers; and (c) upon consummation of the Merger, certain of the Sellers will enter into the Employment Agreements, pursuant to which, such Sellers will receive Salaries, Bonus and/or Contingent Consideration based upon the future profitability of the Company and/or Parent, as the case may be. Each Seller (a) hereby consents and agrees to the payment of the Sheridan Consideration to Sheridan in connection with the consummation of the Merger; (b) hereby consents and agrees to the execution and delivery of the Employment Agreements in connection with the consummation of the Merger; (c) for himself and for his predecessors, successors, personal representatives, heirs, agents and assigns (collectively, the "Seller Parties"), hereby releases and discharges each of Parent, Merger Sub, the Company, the Surviving Corporation, and their respective stockholders, directors, officers, employees, affiliates, attorneys, agents and representatives and their predecessors, successors, personal representatives, heirs, agents and assigns (collectively, the "Parent Parties"), from any and all actions, causes of action, suits, charges, complaints, claims, liabilities, obligations, controversies, assessments, judgments, proceedings, deficiencies, losses, fines, penalties, costs, damages and expenses (including, without limitation, expenses of investigation and attorney's and expert witnesses' fees and disbursements), of any nature whatsoever, at law or in equity which the Selling Parties had, now have, or hereafter may have against any of the Parent Parties, relating to this Agreement or the transactions contemplated hereby; and (d) hereby agrees that it will not initiate, assert, file, participate in or otherwise be connected with any action which is based on, in whole or in part, either directly or indirectly, this Agreement or the transactions contemplated by this Agreement. Notwithstanding the provisions of this Section 4.7, the Parent Parties shall not be released from their respective obligations contained in this Agreement or the Employment Agreements, including, without limitation, the Parent Parties obligations under Article 5 hereof.

     4.8 REPURCHASE OBLIGATION AND STANDSTILL PERIOD. At any time after the two year anniversary of this Agreement (the "Anniversary Date") through the four year anniversary of this Agreement (the "Put Period"), by delivery of written notice of the exercise of such option by Sheridan to Parent at any time during the Put Period (the "Notice Date"), Sheridan shall have the right to sell to Parent, and Parent shall be required to purchase from Sheridan, all (but not less than all) of the shares of Parent Stock owned by Sheridan for a purchase price per share of Parent Stock equal to the Fair Market Value (as defined below) (the "Purchase Price"). The aggregate Purchase Price shall be payable in four equal quarterly installments beginning with last day of the second calendar quarter after the Notice Date, together with interest on the unpaid principal balance of the aggregate Purchase Price at a rate equal to the prime rate of interest as announced from time to time by Northern Trust Bank plus two percent (2%) per annum, payable quarterly in arrears. For purposes of this Agreement, "Fair Market Value" shall mean the fair market value of each share of Parent Stock based upon the value of Parent as a going concern (but without regard to a minority discount or lack of marketability of Parent Stock) divided by the aggregate number of shares of Parent Stock outstanding as of the determination date of Fair Market Value and prior to giving effect to the transaction giving rise to such calculation, all on a fully diluted basis. The Fair Market Value shall be determined by the mutual agreement of Sheridan and Parent. If Sheridan and Parent are unable to agree upon the Fair Market Value within twenty (20) days after the date giving rise to the calculation of Fair Market Value, the Fair Market Value shall be determined by a qualified third party mutually agreed upon by Parent and Sheridan. If Parent and Sheridan are unable to agree on the selection of a qualified third party to determine the Fair Market Value within ten days after the expiration of the twenty day period referred to above, each of Parent and Sheridan shall select their own valuation advisor within ten days after the expiration of such ten day period, who shall then agree upon a qualified third party to perform the valuation, and the valuation by such third party shall be binding on Parent and Sheridan. In the event that either Parent or Sheridan fail to appoint a valuation advisor within the time period specified above, the other party may instruct its valuation advisor to complete the valuation and the results of that valuation shall be binding on both parties. Parent shall cooperate with the valuation advisor undertaking the valuation pursuant to this Section 4.8 and shall provide the valuation advisor access to all necessary information and personnel upon reasonable advance notice during normal business hours. Sheridan hereby agrees that at any time prior to the Anniversary Date, he shall not sell, assign, transfer or otherwise in any manner, dispose of any shares of Parent Stock. Any proposed transfer by Sheridan of shares of Parent Stock prior to the Anniversary Date shall be null and void and of no force and effect.


                                    ARTICLE 5

                                 INDEMNIFICATION

     5.1 GENERAL. From and after the Closing, the parties shall indemnify each other as provided in this Article 5. As used in this Agreement, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim for Damages.

     5.2  SELLERS' INDEMNIFICATION OBLIGATIONS.  Except as otherwise provided in
Section 5.4, Sellers shall indemnify, save and keep Parent, the Surviving Corporation and their respective successors and permitted assigns (each a "Parent Indemnitee" and collectively the "Parent Indemnitees") forever harmless against and from all Damages sustained or incurred by any Parent Indemnitee, as a result of or arising out of or by virtue of:

     (a) any inaccuracy in or breach of any representation and warranty made by the Company and/or Sellers to Parent or Merger Sub in this Agreement, in any Company's Ancillary Document or in any Sellers' Ancillary Document;

     (b) the breach by the Company or any Seller of, or failure of the Company or any Seller to comply with, any of the covenants or obligations under this Agreement, any Company's Ancillary Documents or any Sellers' Ancillary Document to be performed by the Company or any Seller (including, without limitation, their obligations under this Article 5); or

     (c) without being limited by paragraphs (a) or (b) of this Section 5.2 (and without regard to the fact that any one or more of the items referred to in this Section 5.2(c) may be disclosed in the Disclosure Schedule or in any documents included or referred to therein or may be otherwise known to Parent, Merger Sub or the Surviving Corporation at the date of this Agreement or on the date hereof), (i) any action or failure to act, in whole or in part, on or prior to the date hereof with respect to any Plan, Welfare Plan or Employee Benefit Plan which the Company or any Related Company has at any time maintained or administered or to which the Company or any Related Company has at any time contributed; (ii) the violation of any Environmental Law or the presence or release of any Hazardous Materials upon, about or beneath the Real Estate, the Leased Premises or any other real property used in connection with the conduct of the Company's business at any time prior to the date hereof or the migration to or from the Real Estate, the Leased Premises or any other real property used in connection with the conduct of the Company's business at any time prior to the date hereof, or arising in any manner whatsoever out of the violation of any Environmental Law pertaining to the Real Estate, the Leased Premises or any other real property used in connection with the conduct of the Company's business at any time prior to the date hereof and the activities thereon, whether foreseeable or unforeseeable, provided such violation commenced prior to the date hereof; (iii) any liability for Taxes owed by the Company (whether or not shown on any Return) that were due and payable on or prior to the date hereof; or (iv) any inaccuracy, if any, in the stock ownership of the Company as set forth on EXHIBIT A attached hereto; provided, however, that if any such claim by a person relates to a claim that such person acquired, either directly or indirectly, shares of Company Stock from a Seller listed on EXHIBIT A attached hereto, then a Parent Indemnitee shall only be entitled to recover Damages from such Seller.

     5.3 THE SURVIVING CORPORATION'S AND PARENT'S INDEMNIFICATION COVENANTS. The Surviving Corporation and Parent shall indemnify, save and keep Sellers and their respective successors and assigns ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of or by virtue of:

     (a) any inaccuracy in or breach of any representation and warranty made by Parent or Merger Sub to Sellers herein or in any Purchaser's Ancillary Document;

     (b) any breach by Parent or Merger Sub of, or failure by Parent or Merger Sub to comply with, any of the covenants or obligations under this Agreement or any Purchaser's Ancillary Document to be performed by Parent or Merger Sub (including without limitation its obligations under this Article 5); or

     (c) any third party claims to the extent caused by the acts or omissions of the Surviving Corporation after the Effective Date which arise out of the Surviving Corporation's operation of its business after the Effective Date.

     5.4 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything to the contrary contained herein, (a) except to the extent provided below, each Seller shall only be obligated to indemnify the Parent Indemnitees for a Parent Indemnitee's aggregate claim for Damages multiplied by such Seller's percentage interest in the Company as set forth on EXHIBIT A attached hereto (based upon the assumption that Ron Smith is not a stockholder of the Company); (b) only a Seller that breached the terms of Sections 3.2(d), (f), (h), (k) or (x) or the terms of a Seller Ancillary Document to which such Seller is a party shall be liable to the Purchaser Indemnitees for Damages cause by a breach of such section or such agreement, as the case may be; (c) no party hereto shall be obligated to indemnify any other party hereto (i) for any individual claim or related claims for Damages unless the amount of any such claim or related claims exceeds $1,000, and (ii) until and unless all claims or related claims for Damages in excess of $1,000 exceed $20,000 in the aggregate, and then, only for such excess claims; (d) neither Sellers nor the Parent Indemnitees shall be liable for Damages pursuant to this Article 5 in excess of the sum of (i) $500,000 in the aggregate; plus (ii) 50% (but 100% with respect to claims for Damages under Section 5.2(c)(iv) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Section 3.2(j)) of the Contingent Consideration payable to Sellers pursuant to Section 1.5 hereof; plus (iii) with respect to claims for Damages against Sheridan, 50% (but 100% with respect to claims for Damages under Section 5.2(c)(iv) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Section 3.2(j)) of the aggregate compensation owed to Sheridan for Bonus and Contingent Consideration (as such terms are defined in Sheridan's Employment Agreement); provided, however, that the limitations contained in Sections 5.4(a), (c) and (d) shall not apply to claims for Damages resulting from a breach of Section 5.2(c)(iv) or Sections 3.2(d), (f), (h), (k) or (x) or a breach of a Seller's Ancillary Document; (e) no party hereto shall be entitled to indemnification pursuant to this Article 5 to the extent the indemnified party receives insurance proceeds with respect to such claim for Damages; and (f) only Sheridan shall be liable to Parent and the Surviving Corporation for a breach of Section 3.3 hereof.

     5.5 TIME LIMITATION. A claim for Damages pursuant to this Article 5 (other than claims for Damages pursuant to Section 5.2(c)(ii), (iii) or (iv) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Sections 3.2(j), 3.2(r) or (ff) must be asserted by the delivery of written notice of such claim by the party seeking indemnification to the indemnifying party on or prior to July 29, 1997. A claim for Damages pursuant to Section 5.2(c)(iv) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Section 3.2(j) may be asserted at any time on or prior to the five year anniversary of the date hereof. A claim for Damages pursuant to Section 5.2(c)(ii) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Section
3.2(ff) may be asserted at any time after the date hereof. A claim for Damages pursuant to Section 5.2(c)(iii) or Section 5.2(a) relating to a breach of the representations and warranties set forth in Section 3.2(r) may be asserted at any time on or prior to expiration of the applicable statute of limitations period.

     5.6 SET-OFF. Upon the final resolution of a claim for indemnification, the Parent Indemnitees may, at their sole election, set off their right to receive payment under this Agreement from each Seller against amounts owed by the Parent Indemnitees to such Seller (a) pursuant to Section 1.5 hereof; or (b) with respect to claims for Damages against Sheridan, for Bonus and/or Contingent Consideration payments (as defined in Sheridan's Employment Agreement), on a dollar for dollar basis, with any such set off being effective upon the final
resolution of such claim for indemnification.   Notwithstanding the foregoing,
the Parent Indemnitees shall deliver written notice to the effected Seller concurrently with the exercise of its right of set-off pursuant to this Section 5.6.


                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1 PUBLICITY. Except as otherwise required by law or applicable stock exchange rules, press releases concerning this transaction shall be made only with the prior agreement of Sellers and Parent. Except as otherwise required by law or applicable stock exchange rules, no such press releases or other publicity shall state the amount of the consideration payable upon consummation of the Merger.

     6.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand by facsimile, or by nationally recognized private carrier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

          If to Sellers:

          c/o  Cincinnati/Dynacomp, Inc.
          502 Technecenter Drive , Suite A

          Milford, OH 45150
          Attention: John Sheridan and David Fleming
          Fax:      (513) 831-6852

          with a copy to:

          Keating, Muething & Klekamp
          One East Fourth Street
          1800 Provident Tower
          Cincinnati, Ohio 45202
          Attention: Laura Warren
          Fax: (513) 579-6999

          And to:

          Taft, Stettinius & Hollister
          1800 Star Bank Center
          425 Walnut Street
          Cincinnati, Ohio 45202-3957
          Attention: Phil Schultz
          Fax: (513) 381-0205

          If to Parent or Merger Sub:

          Total Control Products, Inc.
          2001 North Janice Avenue
          Melrose Park, Illinois
          Attention: Nicholas Gihl, President
          Fax:  (708) 345-5670

          with a copy to:

          D'Ancona & Pflaum
          30 North LaSalle, Suite 2900
          Chicago, Illinois  60602
          Attention:  Michel J. Feldman
          Fax:  (312) 580-0923

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 6.2.

     6.3 EXPENSES; TRANSFER TAXES. Except as otherwise provided herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses. Sellers shall pay the cost of all sales, use, excise and transfer taxes, and all owners' title insurance premiums and surveyor's charges, which may be payable in connection with the transaction contemplated hereby.

     6.4 ENTIRE AGREEMENT. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit, Schedule and the Disclosure Schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

     6.5 SURVIVAL; NON-WAIVER. All representations and warranties shall survive the Closing regardless of any investigation or lack of investigation by any of the parties hereto, for the periods specified in Section 5.5 hereof. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     6.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     6.7 SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     6.8 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

     6.9 BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.10 ASSIGNABILITY. This Agreement shall not be assignable by either party without the prior written consent of the other party.

     6.11 AMENDMENTS. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     6.12 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.



            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

THE COMPANY:                       PARENT:

CINCINNATI/DYNACOMP, INC.               TOTAL CONTROL PRODUCTS, INC.



By:/s/ John Sheridan                    By: /s/ Nicholas Gihl
   -----------------------------           -----------------------------
Title: President                        Title: President
       -------------------------               -------------------------

SELLERS:

/s/ John Sheridan
--------------------------------        MERGER SUB:
John Sheridan
                                        TARA PRODUCTS, INC.

/s/ Vern Dahl                           By: /s/ Nicholas Gihl
--------------------------------           ------------------------------
Vern Dahl                               Title: Vice President
                                               --------------------------

/s/ David B. Fleming
-------------------------------
Dave Fleming


/s/ Dennis Kehoe
-------------------------------
Dennis Kehoe


/s/ MaryAnn McGoron
-------------------------------
MaryAnn McGoron

/s/ Thomas A. Gertz
-------------------------------
Thomas Gertz


/s/ Stephen Saskowsky
-------------------------------
Stephen Saskowsky


/s/ Douglas P. Hickman
-------------------------------
Douglas Hickman